Exhibit 4.9

Number: XXXXX                                                      *XXX* Shares
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                               SCAN-GRAPHICS, INC.

         INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA

                        CLASS A PREFERRED STOCK, SERIES D
                         PAR VALUE: $1,000.00 PER SHARE

THIS CERTIFIES THAT                XXXXXXXXXXXXX               IS THE REGISTERED
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HOLDER OF                     XXXXXXXXX                             SHARES  OF
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Class A Preferred Stock, Series D, of Scan-Graphics, Inc., fully paid and non-assessable, transferable only on the books of the Corporation in person or by Attorney upon surrender of this Certificate properly endorsed. The Corporation will furnish to any shareholder upon request and without charge, a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class authorized to be issued.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.

This Certificate Replaces the Remaining Principal Amount of Convertible
Note: XXXX
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/S/ Michael A. Mulshine                              /S/ Laurence L. Osterwise
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Secretary                                            President

                                (CORPORATE SEAL)

DATE OF ISSUE:    XXXXXXXX
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